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                                                            EXHIBIT 26(h)(7)(iv)


                   AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT
                    AMONG OPPENHEIMER VARIABLE ACCOUNT FUNDS,
                           OPPENHEIMERFUNDS, INC. AND
                        MINNESOTA LIFE INSURANCE COMPANY

         This Amendment No.3 is incorporated in and made a part of the Participation Agreement (the" Agreement") made as of the 1st day of March 1, 2004, by and among Minnesota Life Insurance Company (hereinafter the "Company"), on its own behalf and on behalf of one or more segregated asset accounts of the Company (hereinafter the "Account"), Oppenheimer Variable Account Funds (hereinafter the "Fund") and OppenheimerFunds, Inc. (hereinafter the "Adviser"). The following terms and conditions amend the terms of the Agreement and, in the case of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Addendum, the language of this Addendum shall control and govern. All capitalized and abbreviated terms defined in the Agreement shall have the same definitions apply in this Addendum.

         1.       Schedule 1 of the Agreement is deleted and replaced with the
                  Schedule 1 to this Addendum, attached hereto.

IN WITNESS WHEREOF each of the parties hereto has caused this Amendment No.1 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of March 1, 2004:

                                         Company:
                                         --------
                                         MINNESOTA LIFE INSURANCE COMPANY
                                         By its authorized officer,
                                         /s/ Robert J. Ehren
                                         By:  Robert J. Ehren
                                         Title:  2nd Vice President and Actuary
                                         Date:  June 30, 2004

                                         Fund:
                                         -----
                                         OPPENHEIMER VARIABLE ACCOUNT FUNDS
                                         By its authorized officer,
                                         /s/ Kathleen T. Ives
                                         By:  Kathleen T. Ives
                                         Title:  Assistant Secretary
                                         Date:  June 30, 2004

                                         Advisor:
                                         --------
                                         OPPENHEIMERFUNDS, INC.
                                         By its authorized officer,
                                         /s/ Christina Loftus
                                         By:  Christina Loftus
                                         Title:  Vice President
                                         Date:  June 30, 2004

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                                   SCHEDULE 1
                           (AS AMENDED MARCH 1, 2004)

Separate Accounts                          Products
-----------------                          --------

Variable Annuity Account                   Achiever Multi-Option Annuity
                                           Multi-Option Classic Annuity
                                           Multi-Option Advisor Annuity

Minnesota Life Variable Life Account       Variable Adjustable Life
                                           Variable Adjustable Life-Second Death
                                           Variable Adjustable Life-Horizon
                                           Variable Adjustable Life Summit